Rule 424(b)(3)
                                            File Nos. 333-66467 and 333-66467-01


PRICING SUPPLEMENT NO. 1 DATED NOVEMBER 30, 1998
(To Prospectus Dated November 10, 1998, as Supplemented November 10, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES H

                     UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             November 30, 1998    Book Entry: |X|
Issue Price:            100%                 Certificated: |_|
Original Issue Date:    December 17, 1998    Principal Amount:    $  25,000,000
Stated Maturity Date:   December 17, 2018    Net Proceeds:        $  24,375,000
Interest Rate:          7.00%                Specified Currency:   U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corporation

Minimum Denomination:   $1,000
Interest Payment Dates: June 17 and December 17, commencing June 17, 1999
Record Dates:           June 2 and December 2

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
| | The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
|X| The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date: December 17, 2003  Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: The Notes may be redeemed at any time following the Initial Redemption Date upon 10 business days notice to the Holder.


                            --------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of August 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $77,323,000 aggregate principal amount of secured indebtedness outstanding.
As of that date, CHL had $7,704,397,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-66467 and 333-66467-01


PRICING SUPPLEMENT NO. 2 DATED DECEMBER 2, 1998
(To Prospectus Dated November 10, 1998, as Supplemented November 10, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES H

                     UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             December 2, 1998     Book Entry: |X|
Issue Price:            100%                 Certificated: |_|
Original Issue Date:    December 18, 1998    Principal Amount:    $  25,000,000
Stated Maturity Date:   December 18, 2018    Net Proceeds:        $  24,550,000
Interest Rate:          7.00%                Specified Currency:   U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corporation

Minimum Denomination:   $1,000
Interest Payment Dates: June 18 and December 18, commencing June 18, 1999
Record Dates:           June 3 and December 3

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
| | The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
|X| The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date: December 18, 2003  Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: The Notes may be redeemed at any time following the Initial Redemption Date upon 10 business days notice to the Holder.


                            --------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of August 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $77,323,000 aggregate principal amount of secured indebtedness outstanding.
As of that date, CHL had $7,704,397,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-66467 and 333-66467-01


PRICING SUPPLEMENT NO. 3 DATED DECEMBER 2, 1998
(To Prospectus Dated November 10, 1998, as Supplemented November 10, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES H

                     UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             December 2, 1998     Book Entry: |X|
Issue Price:            100%                 Certificated: |_|
Original Issue Date:    December 18, 1998    Principal Amount:    $  25,000,000
Stated Maturity Date:   December 18, 2018    Net Proceeds:        $  24,287,500
Interest Rate:          6.80%                Specified Currency:   U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corporation

Minimum Denomination:   $1,000
Interest Payment Dates: Monthly on the 18th of the month, commencing
                        January 18, 1999
Record Dates:           Monthly on the 3rd of the month of the corresponding
                        Interest Payment Date

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
| | The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
|X| The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date: December 18, 2003  Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: The Notes may be redeemed at any time following the Initial Redemption Date upon 10 business days notice to the Holder.


                            --------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of August 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $77,323,000 aggregate principal amount of secured indebtedness outstanding.
As of that date, CHL had $7,704,397,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.